PRODUCTION, INC.
102 DALLAS STREET
P.O. BOX 49
ARGYLE, TX 76226

PARTICIPATION AGREEMENT

Re: D-Mil Production, Inc.- Smith-Boswell #1 and Steinbach Unit #1

Gentlemen:

This letter sets out our agreement relative to the above referenced oil and gas property more specifically described as:

         SMITH-BOSWELL #1 - 43.7342 Acre Unit in the Ruth Mackey Survey, Abstract 47, Bastrop County, Texas, RRC #19600.

         STEINBACH UNIT #1 - 40.32 Acre Unit in the Ruth Mackey Survey, Abstract 47, Bastrop County, Texas, RRC #19848.

1. D-Mil Production, Inc. agrees to sell and you agree to purchase 49.50% working interest in the above described property. The net revenue interest relative to the working interest is 38.61%.

2. D-Mil Production, Inc. shall execute, record and deliver an assignment of your interest in the well and property. Said assignment shall convey your interest as a working interest.

3. All operations of said lease shall be conducted under an AAPL Form 610-1982 Operating Agreement, a copy of which will be provided.

4. Nothing in this letter or in said operating agreement creates any mining or other partnership or joint venture.- The liability of the parties is several and not joint or collective.

5. The undersigned represents that they have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of this investment and that they have the financial resources sufficient to bear the same.

6. These oil and gas interests are offered in reliance upon the exemptions provided for under Section 4 [2] of the Securities Act of 1933, As Amended, and Regulations D promulgated thereunder the similar exemptions by State Law.

7. The undersigned hereby constitutes and appoints D-Mil Production, Inc. as their true and lawful attorney-in-fact for them and their name, place and stead and for its use and benefit to execute, acknowledge, swear, certify, verify, deliver, record, file and publish as necessary or advisable all gas purchase contracts, farmout agreements, unitization agreements and all other instruments such attorney-in-fact shall consider necessary, advisable or convenient in connection with or for the purposes of conducting operations on the land and leases covered hereby.

If the above sets out your understanding of our agreement, please execute in the space provided below and return this Participation Agreement, and your check payable to D-Mil Production, Inc. in the amount of $29,700.00 for your interest share of the Program described herein.

Very truly yours,


/s/W. DALE MILLER
--------------------------
W. Dale Miller - President
D-Mil Production, Inc.
102 Dallas Street, P.O. Box 49
Argyle, TX 76226

ACCEPTED AND AGREED TO this the 7th day of December, 200.

/s/
Arthur P. Dammarell Jr., Treasurer/Director


Please type or print the following information as you wish it to appear on all documents and correspondence mailed to you.

OWNER NAME   NOVA OIL, INC.

ADDRESS  9518 N. Chance Lane

CITY              Spokane

STATE    Washington         ZIP  99218-2200

TELEPHONE (509) 466-0576

SOCIAL SECURITY
OR TAX I . D . #           91-2028450